SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2005

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York .	0-13992 .	11-2644640 .
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)
400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2005, Cyber Digital, Inc. entered into a series of definitive agreements with Dutchess Private Equities Fund, L.P., a Delaware corporation. The agreements include an Investment Agreement and a Registration Rights Agreement.

Under the Investment Agreement, Dutchess can invest up to $10,000,000 to purchase common stock pursuant to put notices by Cyber Digital. This agreement effectively provides an equity line of credit to be drawn upon at Cyber Digital's discretion.

Under the Registration Rights Agreement, Cyber Digital agrees, to use its commercially reasonable efforts, to register all the shares that could be issued pursuant to the Investment Agreement within ninety (90) days of the execution of the agreements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

_____________________

10.1 Investment Agreement between the Registrant and Dutchess Private Equities Fund, LP, dated September 2, 2005.

10.2 Registration Rights Agreement for the Equity Line between the Registrant and Dutchess Private Equities Fund, LP, dated September 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2005	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer